Exhibit 10.5

FOURTH AMENDMENT TO
JOINT EXPLORATION AND DEVELOPMENT AGREEMENT

This Fourth Amendment to Joint Exploration and Development Agreement (this “Fourth Amendment”) is dated March 7, 2014, by and among EOG RESOURCES, INC. (“EOG”), whose address is 6101 S. Broadway, Suite 200, Tyler, Texas 75703, and ZAZA ENERGY CORPORATION (“ZaZa Corporation”), a Delaware corporation, and ZAZA ENERGY LLC, a Texas limited liability company (“ZaZa LLC” and, together with ZaZa Corporation, “ZaZa”), each having an address of 1301 McKinney, Suite 2800, Houston, Texas 77010.  ZaZa and EOG are sometimes herein referred to collectively as the “Parties.”

RECITALS

A.                                    On March 21, 2013, the Parties entered into that certain Joint Exploration and Development Agreement (the “Original Agreement”), dated effective as of March 1, 2013 (the “Effective Date”), as amended by that certain First Amendment to Joint Exploration and Development Agreement dated effective March 1, 2013 (the “First Amendment”), and amended further by that certain Second Amendment and First Restatement of Joint Exploration and Development Agreement dated effective March 1, 2013 (the “Second Amendment”), and amended further by that certain Third Amendment and Second Restatement of Joint Exploration and Development Agreement dated effective March 1, 2013 (the “Third Amendment”).  The Original Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment is hereinafter referred to as the “Agreement.”  Capitalized terms used but not defined herein shall have the meanings prescribed for such terms in the Agreement.

B.                                    Pursuant to that certain Quitclaim Assignment and Bill of Sale dated effective December 1, 2013, by and between Range and EOG, EOG acquired all of Range’s interests in the Range-ZaZa Leasehold (the “Range Acquisition”).

C.                                    EOG desires to acquire from ZaZa, and ZaZa desires to assign to EOG, EOG’s Participation Interest share of the Excess Leases.

D.                                    The Parties desire to amend the Agreement as set forth herein to provide for the rights and obligations of the parties following the Range Acquisition and regarding the Excess Leases (as defined below).

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the Agreement shall be amended as follows:

1.                                      Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.1                               Designation of Area of Mutual Interest.  Subject to the exceptions set forth in Section 2.3 and Section 2.12, the Parties hereby establish an area of mutual interest consisting of all lands within the Project Area (the “AMI”).

2.                                      Section 2.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2.1                     Except for ZaZa’s obligation to deliver the Third Closing Lease Amendments pursuant to Section 3.11.1, from and after the execution date of the Third Amendment until the termination of the AMI, EOG shall have the exclusive right to acquire Oil and Gas Interests within the AMI.

3.                                      Article 2 of the Agreement, “Area of Mutual Interest,” is hereby supplemented to add the following as Section 2.12:

2.12                        Waiver of Claims related to Range Acquisition.  Each of ZaZa Corporation and ZaZa LLC hereby releases, acquits and forever discharges EOG and its officers, directors, employees, agents, contractors, subcontractors, partners, representatives, insurers, affiliates, heirs and assigns (collectively “Released Parties”), from and against any and all existing and future claims, demands, losses, damages, liability, and causes of action of any kind whatsoever associated with or related to the Range Acquisition and/or the rights or interests owned by Range and conveyed to EOG pursuant to the Range Acquisition, including any working interests or overriding royalty interests in the Range-ZaZa Leasehold or rights or interests in the Range-ZaZa AMI acquired by EOG thereunder, whether arising pursuant to the Range-ZaZa AMI, the Range-ZaZa JV Agreement, or otherwise, including breach of contract, breach of express warranties, breach of implied warranties, exemplary damages, statutory damages and attorneys’ fees.  Further, each of ZaZa Corporation and ZaZa LLC agrees not to bring or cause to be brought any action against the Released Parties for any damages, injuries, or loss of any nature suffered by ZaZa Corporation, ZaZa LLC, and their respective heirs, successors, assigns, agents, representatives, tenants, lessees, invitees, licensees, and contractors, including but not limited to, actual, direct, incidental, exemplary, statutory and consequential damages, arising out of, occasioned by, or attributable, in whole or in part, directly or indirectly, to the Range Acquisition and/or rights or interests owned by Range and conveyed to EOG pursuant to the Range Acquisition, whether now in existence or that arise in the future.

4.                                      Article 2 of the Agreement, “Area of Mutual Interest,” is hereby supplemented to add the following as Section 2.13:

2.13                        Termination of Range-ZaZa JV Agreement.  Effective as of the date of the Fourth Amendment, the Parties hereby terminate the Range-ZaZa JV Agreement and the Range-ZaZa JOA for all purposes, including the Range-ZaZa AMI.  From and after the termination of the Range-ZaZa JV Agreement and the Range-ZaZa AMI, (a) the lands previously covered by the Range-ZaZa AMI (including any expansions thereof, as of the date of the Fourth Amendment, pursuant to Section

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.0(b) of the Range-ZaZa JV Agreement) shall continue to be part of the AMI, subject to the terms and provisions of this Agreement, (b) Section 2.4.1 and Section 2.5.2 shall cease to be of force and effect, and (c) for all Acquired Interests, the Participation Interests of the Parties shall be as described in Section 2.5.1.  Notwithstanding the preceding sentence, (i) the JOA will govern all operations on leases within the former Range-ZaZa AMI; and (ii) in the event any Oil and Gas Interest has been acquired, directly or indirectly (including the option or right to acquire), by EOG prior to the date of the Fourth Amendment, and such Oil and Gas Interest lies partially within and partially outside of the Range-ZaZa AMI, then EOG’s subsequent offer to ZaZa to participate in such Oil and Gas Interest pursuant to the terms of this Agreement shall incorporate the entirety of such Oil and Gas Interest and, if ZaZa participates in the acquisition of such Oil and Gas Interest, then (A) the outside boundaries of the AMI shall be expanded to include the entirety of the Oil and Gas Interest acquired, (B) the JOA shall be amended to expand the “Contract Area” (as defined in the JOA) to include the entirety of the Oil and Gas Interest acquired, and (C) the Parties shall execute and file for record a Memorandum of such amendment to the JOA describing such the expansion of the “Contract Area” (as defined in the JOA).

5.                                      Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.4                               Excess Leases.  All ZaZa Leases within the Project Area in which EOG did not acquire an undivided interest at the First Closing or the Second Closing are referred to herein, collectively, as the “Excess Leases.”  ZaZa represents and warrants, as of the date of the Third Closing, that it has obtained all necessary waivers of Preferential Rights and Required Consents applicable to the Excess Leases.

6.                                      Article 3 of the Agreement, “Earning Phases, Commitment Wells and Earning Provisions,” is hereby supplemented to add the following as Section 3.11:

3.11                        Third Closing.  The Third Closing shall take place at 10:00 a.m. Central Time on March 18, 2014, at the offices of Baker & McKenzie LLP, 700 Louisiana, Suite 3000, Houston, Texas 77002, or in such other manner or location as may be mutually agreed.

3.11.1              Third Closing Lease Amendments.

Notwithstanding EOG’s exclusive right to lease in Section 2.2.1, at the Third Closing, ZaZa LLC shall deliver to EOG an undivided seventy-five percent (75%) of 8/8ths interest in the lease extension amendments attached hereto as Exhibit “K”, covering certain Excess Leases (the “Third Closing Lease Amendments”).  On or before August 4, 2014, ZaZa shall pay 100% of the [*] per acre extension payments pursuant to the Third Closing Lease Amendments.

3.11.2              Assignment of Excess Leases.

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

In consideration for [*] per Net Acre covered by the Excess Leases (the “Excess Lease Consideration”), which shall be paid by EOG to ZaZa partially in the form of the Excess Lease Cash Consideration (as defined in Section 3.11.3) and partially in the form of the Excess Lease Carry Obligation, at the Third Closing, ZaZa shall deliver to EOG an assignment substantially in the form attached as Exhibit “G-2”, assigning to EOG an undivided seventy-five percent (75%) of 8/8ths interest (except that, with respect only to Range-ZaZa Leasehold, the assignment shall be an undivided fifty percent (50%) of 8/8ths interest) in the Excess Leases, and all associated rights therewith.  For avoidance of doubt, EOG shall have no reassignment obligation with respect to the Excess Leases, regardless whether EOG fully satisfies its Commitment Well requirements with respect to Phase II.

3.11.3              Excess Lease Cash Consideration.

At the Third Closing, EOG shall remit to ZaZa $4,700,000.00 (the “Excess Lease Cash Consideration”), in cash (U.S. dollars) by federal funds wire transfer to an account designated by ZaZa.

7.                                      Article 3 of the Agreement, “Earning Phases, Commitment Wells and Earning Provisions,” is hereby supplemented to add the following as Section 3.12:

3.12                        Test Obligation Wells. EOG shall commence operations for drilling, on any jointly owned leasehold within the Project Area selected by EOG after consultation with ZaZa, into any zone or formation selected by EOG after consultation with ZaZa, (a) one (1) test well on or before July 1, 2014, and (b) if the Excess Lease Carry Obligation is not exhausted as of December 31, 2014, a second test well on or before December 31, 2014, (collectively, the “Test Obligation Wells”).  For purposes of clarity, the Test Obligation Wells are not “Commitment Wells,” as that term is used in this Agreement.

8.                                      Article 3 of the Agreement, “Earning Phases, Commitment Wells and Earning Provisions,” is hereby supplemented to add the following as Section 3.13:

3.13                        Additional Carried Interest.  Beginning on the earlier of May 1, 2014 or the exhaustion of EOG’s Cash Carry Obligation under Section 3.3, EOG shall carry ZaZa’s interest in the Costs through Completion on the Test Obligation Wells until the carry amount reaches a total amount equal to the difference between the Excess Lease Consideration and the Excess Lease Cash Consideration, which is estimated to be $9,130,230.00 (the “Excess Lease Carry Obligation”); provided that the Excess Lease Carry Obligation may also be applied, at ZaZa’s election, to any other costs related to the Parties’ activities under this Agreement, including drilling and operational costs and costs related to the acquisition and delivery of the Third Closing Lease Amendments.  On July 1, 2015, if EOG has not exhausted the Excess Lease Carry Obligation, then EOG shall remit payment to ZaZa, in cash (U.S. dollars) by federal funds wire transfer to an account designated by ZaZa, the balance of the Excess Lease Carry Obligation.  If such

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

payment is made by EOG, then EOG’s cash carry obligations under this Agreement shall be deemed satisfied and the costs of all subsequent operations shall be borne by the Parties in accordance with their respective Participation Interests.

9.                                      The last sentence in Section 5.4(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

From and after January 1, 2014, EOG shall make all delay rental payments, shut-in well payments, extension payments and/or renewal leases, and all other payments (but excluding all option to lease payments), that are required to maintain the ZaZa Leases in full force and effect within the Project Area, whether inside or outside of the currently elected Phase(s), and ZaZa shall reimburse EOG for ZaZa’s Participation Interest share thereof; provided, however, that EOG’s obligation to make such payments shall cease for any ZaZa Lease that EOG is required to reassign to ZaZa pursuant to Section 5.3(e) upon such reassignment to ZaZa.

10.                               In Appendix 2 to the Agreement, “Definitions,” the following defined terms shall be amended and restated in their entirety as follows:

“Agreement” means the Original Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment.

“Excess Lease Consideration” has the meaning assigned to such term in Section 3.11.2.

“Third Closing” means the closing of those certain Transactions related to payment of the Third Closing Cash Consideration, the delivery of the Third Closing Lease Amendments, and the assignment of the Excess Leases.

11.                               Appendix 2 to the Agreement is hereby amended to delete the definition of “Assigned Excess Leases” in its entirety.

12.                               Appendix 2 to the Agreement is hereby supplemented to include the following definitions:

“Excess Lease Carry Obligation” has the meaning assigned to such term in Section 3.13.

“Excess Lease Cash Consideration” has the meaning assigned to such term in Section 3.11.3.

“Excess Leases” has the meaning assigned to such term in Section 3.4.

“Fourth Amendment” means that certain Fourth Amendment to Joint Exploration and Development Agreement dated [      ], by and among the Parties.

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

“Range Acquisition” means EOG’s acquisition of all of Range’s interests in the Range-ZaZa Leasehold, pursuant to that certain Quitclaim Assignment and Bill of Sale dated effective December 1, 2013, by and between Range and EOG.

“Released Parties” has the meaning assigned to such term in Section 2.12.

“Test Obligation Wells” has the meaning assigned to such term in Section 3.12.

“Third Closing Lease Amendments” has the meaning assigned to such term in Section 3.11.1.

Except as expressly set forth herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.  The Parties hereby ratify and confirm the Agreement as amended herein.

[Signature page follows]

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed and delivered this Fourth Amendment as of the date first written above.

ZaZa Energy Corporation		ZaZa Energy LLC

By:	/s/ Todd Brooks	By:	/s/ Todd Brooks
	Todd Brooks		Todd Brooks
	President & CEO		President & CEO

Date: 3/6/14		Date: 3/6/14

EOG Resources, Inc.

By:	/s/ Ernest J. LaFleure
Ernest J. LaFleure
Vice President and GM

Date: 3/7/2014

Signature Page to Fourth Amendment

Exhibit “K”

[*]

[*]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.